UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

As previously reported, on July 17, 2019, Emmaus Life Sciences, Inc. (formerly known as “MYnd Analytics, Inc,” and herein “we,” “us,” “our,” “Emmaus” or the “Company”) completed a reverse merger transaction with EMI Holding, Inc. (formerly known as “Emmaus Life Sciences, Inc.” and herein “ EMI”) in which, Athena Merger Subsidiary, Inc., a wholly owned subsidiary of the Company, merged with and into EMI, with EMI surviving as a wholly-owned subsidiary of the Company (the “Merger”). The Merger was treated as a reverse recapitalization transaction, with EMI being deemed the acquiring company for accounting purposes in accordance with generally accepted accounting principles. At the time of the Merger and through October 18, 2019, SingerLewak LLP served as EMI’s independent registered public accounting firm, while Marcum LLP (“Marcum”) served as the Company’s independent registered public accounting firm. On October 18, 2019, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company determined to continue to retain Marcum as our independent registered public accounting firm, which determination was considered a change in our certifying accountant, since Marcum was not the certifying accountant for EMI, the accounting acquiror in the Merger.

On December 30, 2019, the Audit Committee retained BDO USA, LLP (“BDO”) as our independent registered public accounting firm. Also on December 30, 2019, the Audit Committee dismissed Marcum.

Marcum first served as our independent registered public accounting firm for the fiscal year ended September 30, 2017. The reports of Marcum on the financial statements of the Company for the fiscal years ended September 30, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion but both reports included an explanatory paragraph regarding the Company’s ability to continue as a going concern. The reports were not otherwise qualified or modified as to uncertainty, audit scope or accounting principle. In October 2019, we changed our fiscal year end to December 31.

During the fiscal years ended September 30, 2018 and 2017 and the subsequent interim period through the completion of the reverse recapitalization on July 17, 2019 and since then through December 30, 2019, there were no (1) disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933, as amended (“Regulation S-K”) and related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to refer to them in its reports on the financial statements for such years, or (2) reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K, except that Marcum advised the Company of material weaknesses involving internal controls and procedures in that the Company did not maintain effective controls over certain aspects of the financial reporting process because we lacked a sufficient complement of personnel with a level of accounting expertise and an adequate supervisory review structure that is commensurate with our financial reporting requirements.

We provided Marcum with a copy of the disclosures in this Current Report and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this Current Report and, if not, stating the respects in which it does not agree. A copy of Marcum’s letter is filed as Exhibit 16.1 to this Current Report and incorporated herein by reference,

During the two most recent fiscal years ended September 30, 2018 and 2017, and the subsequent interim period through December 30, 2019, neither the Company nor anyone acting on our behalf consulted with BDO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and BDO did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

See the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2020	Emmaus Life Sciences, Inc.

	By:	/s/ JOSEPH C. SHERWOOD III
		Name:	Joseph C. Sherwood III
		Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter dated January 6, 2020 from Marcum LLP to the Securities and Exchange Commission.

3